UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Inventergy Global, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

INVENTERGY GLOBAL, INC.

900 E. Hamilton Avenue #180

Campbell, CA 95008

January 27, 2017

To the Stockholders of Inventergy Global, Inc.:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Inventergy Global, Inc., a Delaware corporation (the “Company”), to be held at 10:00 a.m. Pacific Time on Wednesday, March 8, 2017, at the Company’s headquarters at 900 E. Hamilton Avenue, Suite 180, Campbell, California 95008 to consider and vote upon the following proposals:

1.	The approval of the assignment of the Company’s current patent portfolio, as contemplated under the restructuring agreement (the “Restructuring Agreement”), dated as of December 22, 2016, by and between the Company and the Subsidiaries of the Company, and DBD Credit Funding LLC and CF DB EZ LLC , to a newly created special purpose entity as described in the Restructuring Agreement (which is referred to as the “Restructuring Proposal”);

2.

An amendment to Article IV of the Company’s Certificate of Incorporation, as amended, to (i) effect a reverse stock split of the Company’s capital stock at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the board of directors of the Company (the “Board”) and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and (ii) reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion (which is referred to as the “Reverse Split Proposal”);

3.

The approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in July 2016 (which is referred to as the “Nasdaq Proposal”); and

4.	To approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above (which is referred to as the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESTRUCTURING PROPOSAL, “FOR” THE APPROVAL OF THE REVERSE SPLIT PROPOSAL, “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL AND “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Pursuant to the provisions of the Company’s bylaws, as amended, the Board has fixed the close of business on January 11, 2017 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Accordingly, only stockholders of record at the close of business on the January 11, 2017 are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement or adjournment thereof.

Please review in detail the attached notice and proxy statement for a more complete statement of matters to be considered at the Special Meeting.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to attend the Special Meeting in person, please read the proxy statement and promptly vote your proxy via the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy in order to assure representation of your shares at the Special Meeting. Granting a proxy will not limit your right to vote in person if you wish to attend the Special Meeting and vote in person.

By Order of the Board of Directors,

/s/ Joseph W. Beyers
Joseph W. Beyers
Chairman of the Board and Chief Executive Officer

INVENTERGY GLOBAL, INC.

900 E. Hamilton Avenue #180

Campbell, CA 95008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on March 8, 2017

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Inventergy Global, Inc. (the “Company”) for use at the Special Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Special Meeting”). The Special Meeting will be held at 10:00 a.m. Pacific Time on Wednesday, March 8, 2017, at the Company headquarters at 900 E. Hamilton Avenue, Suite 180, Campbell, California 95008, for the following purposes:

1.	The approval of the assignment of the Company’s current patent portfolio, as contemplated under the restructuring agreement (the “Restructuring Agreement”), dated as of December 22, 2016, by and between the Company and the Subsidiaries of the Company, and DBD Credit Funding LLC and CF DB EZ LLC, to a newly created special purpose entity as described in the Restructuring Agreement (which is referred to as the “Restructuring Proposal”);

2.

An amendment to Article IV of the Company’s Certificate of Incorporation, as amended, to (i) effect a reverse stock split of the Company’s capital stock at a ratio of between one-for-two and one-for-five (the “Reverse Split”), with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and (ii) reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion (which is referred to as the “Reverse Split Proposal”);

3.	The approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in July 2016 (which is referred to as the “Nasdaq Proposal”); and

4.

To approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above (which is referred to as the “Adjournment Proposal”).

The Board unanimously recommends a vote “FOR” the approval of the Restructuring Proposal, “FOR” the approval of the Reverse Split Proposal, “FOR” the approval of the Nasdaq Proposal and “FOR” the approval of the Adjournment Proposal.

Holders of record of our common stock at the close of business on January 11, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. However, to assure your representation at the Special Meeting, please vote your proxy via the internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy. Even if you have previously submitted your proxy, you may choose to vote in person at the Special Meeting. Whether or not you expect to attend the Special Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Special Meeting.

We are furnishing proxy materials on the internet in addition to mailing paper copies of the materials to each of our stockholders of record. If you are not a stockholder of record, you may cast your vote by visiting http://www.cstproxyvote.com. Whether you are a stockholder of record or not, you may also have access to the materials for the Special Meeting by visiting the website: http://ir.inventergy.com/proxy-information.

Each share of common stock entitles the holder thereof to one (1) vote. If all of our stockholders vote their common stock as of the Record Date at the Special Meeting there will be an aggregate of 11,532,235 votes cast at the Special Meeting.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the Restructuring Proposal and the Reverse Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of the common stock entitled to vote at the Special Meeting is required to approve the Nasdaq Proposal and the Adjournment Proposal.

A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being disseminated to stockholders on or about January 27, 2017.

By Order of the Board,

/s/ Joseph W. Beyers
Joseph W. Beyers
Chairman of the Board and Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE RESTRUCTURING PROPOSAL AND EACH OF THE OTHER PROPOSALS.

THIS NOTICE, THE PROXY STATEMENT AND OUR FORM OF PROXY CARD ARE AVAILABLE ON THE INTERNET AT: http://ir.inventergy.com/proxy-information.

v

PROXY STATEMENT

INVENTERGY GLOBAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. Pacific Time on Wednesday, March 8, 2017 at the Company headquarters at 900 E. Hamilton Avenue, Suite 180, Campbell, California 95008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

Inventergy Global, Inc. (the “Company”) has delivered printed versions of these materials by mail to holders of record and has otherwise made these materials available on the internet in connection with the Company’s solicitation of proxies for use at our Special Meeting of Stockholders (the “Special Meeting”), which will take place on Wednesday, March 8, 2017 at 10:00 a.m. Pacific Time, at the Company headquarters at 900 E. Hamilton Avenue, Suite 180, Campbell, California 95008, and any postponement(s) or adjournment(s) thereof.

This proxy statement gives you information on each of the proposals put forth by the board of directors of the Company (the “Board”) so that you can make an informed decision. These materials were first sent or given to all stockholders of record entitled to vote at the Special Meeting on or about January 27, 2017.

In this proxy statement, we refer to Inventergy Global, Inc. as the “Company,” “we,” “us” or “our” or similar terminology.

What is included in these materials?

If you are a holder of record of our common stock, par value $0.001 per share (“Common Stock”), you will have received a printed version of the proxy materials, which include:

•	This proxy statement for the Special Meeting; and

•	A proxy card along with voting instructions.

If you are a beneficial owner (as described in more detail below) of shares of our Common Stock, you will have received a one-page Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) in the mail. By following the instructions on the Internet Availability Notice, you will have access to this proxy statement for the Special Meeting.

If you are a beneficial owner of shares of our Common Stock and requested printed versions of these materials by mail, you will receive the proxy statement and the proxy card or voting instruction form for the Special Meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the internet instead of mailing printed copies for the beneficial holders of our Common Stock. Accordingly, the Company is sending an Internet Availability Notice to the Company’s beneficial stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the internet or to request a printed copy may be found with the Internet Availability Notice. All stockholders, including holders of our Common Stock, will have the ability to access the proxy materials on the website referred to in the Internet Availability Notice and all beneficial stockholders will have the ability to request to receive a printed set of the proxy materials. Stockholders who have not received printed versions of the materials may request to receive the proxy materials in printed form by telephone, mail, by logging on to http://www.cstproxyvote.com or electronically by email on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual and special meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Special Meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual and special meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the Special Meeting of stockholders?

Stockholders who owned shares of our Common Stock on January 11, 2017 (the “Record Date”) may attend and vote at the Special Meeting. There were 11,532,235 shares of Common Stock outstanding on the Record Date.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote. If all of our stockholders vote their Common Stock as of the Record Date at the Special Meeting there will be an aggregate of 11,532,235 votes cast at the Special Meeting.

What is the proxy card?

The proxy card enables you to appoint Joseph W. Beyers, our Chief Executive Officer and Chairman of the Board, and/or John Niedermaier, our Chief Financial Officer and Secretary, as your representative at the Special Meeting. By completing and returning the proxy card (or voting online or by telephone, if permissible and as described herein), you are authorizing these persons to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is strongly recommended that you complete and return your proxy card before the Special Meeting date just in case your plans change. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.	To approve the assignment of the Company’s current patent portfolio, as contemplated under the Restructuring Agreement (the “Restructuring Agreement”), dated as of December 22, 2016, by and between the Company and the Subsidiaries of the Company, and DBD Crediting Funding LLC and CF DB EZ LLC, to a newly created special purpose entity as described in the Restructuring Agreement, such entity the “SPE” (which is referred to as the “Restructuring Proposal”);

2.

To amend Article IV of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split (the “Reverse Split”) of the Company’s capital stock at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and (ii) reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion (which is referred to as the “Reverse Split Proposal”);

3.

To approve, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in July 2016 (which is referred to as the “Nasdaq Proposal”); and

4.

To approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above (which is referred to as the “Adjournment Proposal”).

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” the approval of the Restructuring Proposal, “FOR” the approval of the Reverse Split Proposal, “FOR” the approval of the Nasdaq Proposal and “FOR” the approval of the Adjournment Proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the Special Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us, to vote on the internet at www.cstproxyvote.com or to vote in person at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Special Meeting.

If I am a holder of record of Common Stock, how do I vote?

There are three ways to vote:

(1)         In person. If you are a holder of record of our Common Stock, you may vote in person at the Special Meeting. The Company will give you a ballot when you arrive.

(2)         By mail. As described above, all holders of record of our Common Stock will receive printed versions of the proxy materials, including the proxy card. As such, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

(3)         Via the internet. You may vote via the internet by following the instructions provided on your proxy card.

If I am a beneficial owner of shares of our Common Stock held in street name, how do I vote?

(1)         Via the internet. You may vote via the internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

(2)         Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the proxy statement.

(3)         In person. If you are a beneficial owner of shares of our Common Stock held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

(4)         By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

If I am a beneficial owner of shares of our Common Stock, how do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•	By mail: You may obtain a paper copy of the proxy materials by writing to us at Inventergy Global, Inc., 900 E. Hamilton Avenue, Suite 180, Campbell, California 95008, Attn: Secretary.

•	By telephone. You may obtain a paper copy of the proxy materials by calling 1-800-579-1639 or the Company at 408-389-3510.

•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.cstproxyvote.com.

•	By Email: You may obtain a paper copy of the proxy materials by email at proxy@continentalstock.com.

Please make your request for a paper copy as instructed above on or before February 22, 2017 to facilitate timely delivery.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

•	sending a written notice to John Niedermaier, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Special Meeting; or

•	attending the Special Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Special Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions, but not broker non-votes, will be counted for the purpose of determining whether a quorum is present at the Special Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The Restructuring Proposal, the Reverse Split Proposal, the Nasdaq Proposal and the Adjournment Proposal are “non-routine” matters. Thus, in tabulating the voting result for these four proposals, shares that constitute broker non-votes are not considered votes cast on those proposals.

How many shares must be present or represented to conduct business at the Special Meeting?

The quorum requirement for holding the Special Meeting and transacting business is that holders of a majority of the Common Stock outstanding as of the Record Date must be present in person or represented by proxy. Abstentions are counted for the purpose of determining the presence of a quorum. However, broker non-votes are not counted for the purpose of determining the presence of a quorum. In order to meet the quorum requirement for holding the Special Meeting and transacting business, holders of a total of 5,766,118 shares must be present in person or represented by proxy at the Special Meeting.

How many votes are required to approve the Restructuring Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the Restructuring Proposal.

How many votes are required to approve the Reverse Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is required for approval of the Reverse Split Proposal.

How many votes are required to approve the Nasdaq Proposal?

The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock is required for approval of the Nasdaq Proposal.

How many votes are required to approve the Adjournment Proposal?

The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock is required for approval of the Adjournment Proposal.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” the Restructuring Proposal, “FOR” the Reverse Split Proposal, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. The final voting results will be tallied by the inspector of election at the Special Meeting and then published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

You can contact our Secretary, John Niedermaier, by telephone at (408) 389-3510, by email at CFO@inventergy.com, or by sending a letter to Mr. Niedermaier at the Company’s offices of the Company at 900 E. Hamilton Avenue #180, Campbell, CA 95008 with any questions about proposals described in this proxy statement or how to execute your vote.

THE SPECIAL MEETING

General

This proxy statement is being furnished to you, as a stockholder of Inventergy Global, Inc., as part of the solicitation of proxies by our Board for use at the Special Meeting to be held on Wednesday, March 8, 2017, and any adjournment or postponement thereof.

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held on at 10:00 a.m. Pacific Time on Wednesday, March 8, 2017, at the Company headquarters at 900 E. Hamilton Avenue, Suite 180, Campbell, California, or such other date, time and place to which the Special Meeting may be adjourned or postponed. You are cordially invited to attend the Special Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

1.	To approve the assignment of the Patents, as contemplated under the Restructuring Agreement, to the SPE (referred to as the “Restructuring Proposal”);

2.

To amend Article IV of the Certificate of Incorporation to (i) effect a Reverse Split of the capital stock at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and (ii) reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion (referred to as the “Reverse Split Proposal”);

3.

To approve, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Company’s financing in July 2016 (referred to as the “Nasdaq Proposal”); and

4.

To approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above (which is referred to as the “Adjournment Proposal”).

Recommendations of the Board

After careful consideration, the Board has unanimously determined to recommend that stockholders vote (i) “FOR” the Restructuring Proposal, (ii) “FOR” the Reverse Split Proposal, (iii) “FOR” the Nasdaq Proposal and (iv) “FOR” the Adjournment Proposal.

Record Date and Voting Power

Our Board fixed the close of business on January 11, 2017, as the Record Date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Special Meeting. As of the Record Date, there were 11,532,235 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one (1) vote. Accordingly, a total of 11,532,235 votes may be cast at this Special Meeting.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of 5,766,118 shares of Common Stock (representing a majority of the Common Stock outstanding and entitled to vote at the Special Meeting) is represented in person or by proxy. Abstentions, but not broker non-votes, will count as present for purposes of establishing a quorum.

The Restructuring Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will count as votes against this proposal.

The Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will count as votes against this proposal.

The Nasdaq Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock. Abstentions and broker non-votes will have no effect on this proposal.

The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock. Abstentions and broker non-votes will have no effect on this proposal.

Voting

There are three ways to vote if you are a holder of record of Common Stock:

(1)         Via the internet. If you are a holder of record of Common Stock, you may vote by internet by following the instructions provided on your proxy card.

(2)         In person. If you are a holder of record of Common Stock, you may vote in person at the Special Meeting. The Company will give you a ballot when you arrive.

(3)         By mail. As described above, all holders of record of our Common Stock will receive printed versions of the proxy materials, including the proxy card. As such, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

There are four ways to vote if you are a beneficial owner of shares of Common Stock held in street name:

(1)         Via the internet. Use the internet to vote by going to the internet address listed on your proxy card or Internet Availability Notice; have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card and Internet Availability Notice, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2)         Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the Internet Availability Notice.

(3)         In person. If you are a beneficial owner of shares of Common Stock held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

(4)         By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

A special note for those who plan to attend the Special Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares of Common Stock as of the Record Date. In addition, you will not be able to vote at the Special Meeting unless you obtain a legal proxy from the record holder of your shares of Common Stock.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares of Common Stock at the Special Meeting in the manner you direct. You may vote for or withhold your vote for each proposal or you may abstain from voting. All valid proxies received prior to the Special Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the Restructuring Proposal, “FOR” the Reverse Split Proposal, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact John Niedermaier, Secretary of the Company, by telephone at (408) 389-3510 or by email at CFO@inventergy.com.

Stockholders who hold their shares of Common Stock in “street name,” meaning that a broker or other nominee is the record holder of their Common Stock, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Special Meeting.

Expenses

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, mail and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals. However, in the event we retain a third party proxy solicitor, we will incur fees related to such proxy solicitation.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Special Meeting. A proxy may be revoked by filing with our Secretary (Inventergy Global, Inc., 900 E. Hamilton Avenue #180, Campbell, CA 95008) either (i) a written notice of revocation bearing a date later than the date of such proxy, (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Special Meeting and voting in person.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares of Common Stock are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Special Meeting

Only holders of Common Stock and their proxy holders we may invite may attend the Special Meeting. If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with photo identification at the Special Meeting. For example, you may bring an account statement showing that you beneficially owned shares of the Company as of the Record Date as acceptable proof of ownership.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our bylaws, as amended (the “Bylaws”), provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Special Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Principal Offices

The principal executive offices of the Company are located at 900 E. Hamilton Avenue #180, Campbell, CA 95008. The Company’s telephone number at such address is (408) 389-3510.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESTRUCTURING PROPOSAL, “FOR” THE REVERSE SPLIT PROPOSAL, “FOR” THE NASDAQ PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

PROPOSAL 1

THE RESTRUCTURING PROPOSAL

Restructuring Agreement

On December 22, 2016, the Inventergy Global, Inc. (the “Parent”), Inventergy Inc., a wholly-owned subsidiary of Parent (the “Owner”), and the other subsidiaries of the Parent (together with the Parent and Owner, the “Company”) entered into a Restructuring Agreement (the “Restructuring Agreement”) with DBD Creidt Funding LLC and CF DB EZ LLC, affiliates of Fortress Investment Group, LLC (collectively referred to as “Fortress”) to amend that certain Amended and Restated Revenue Sharing and Note Purchase Agreement (the “Revenue Sharing and Note Purchase Agreement”), which was originally entered into by the Parent, Owner and Fortress on October 1, 2014.

Pursuant to the Restructuring Agreement, Fortress was given the sole discretion to, either directly or by direction to the Company, make any and all decisions relating to the Company’s patents and patent monetization activities (excluding future acquired patents related to Inventergy Innovations, LLC, a subsidiary of Parent, and related monetization activities) (such patents that are subject to the Restructuring Agreement, the “Patents”), including the right to license, sell or sue unauthorized users of the Patents (the “Monetization Activities”).

In addition, the Restructuring Agreement modifies the revenue share provided for in the Revenue Sharing and Note Purchase Agreement such that all proceeds from the Monetization Activities will be applied as follows: (i) first, to pay for certain third party expenses incurred by the Company, Fortress or third party brokers in relation to the Monetization Activities, (ii) second, to pay up to $2.2 million of the Company’s outstanding principal debt to Nokia Corporation (“Nokia”) to the extent any Monetization Activity is directly attributable to the Company’s Nokia patent portfolio, and the Company has previously paid all accrued and outstanding interest to Nokia, (iii) third, if a Monetization Activity triggers a payment with respect to a retained interest owed to a prior owner under agreements with Panasonic Corporation or Huawei Technologies Co., Ltd., payment will be made to such prior owner, as required, (iv) fourth, to Fortress until the Note Obligations under the Revenue Sharing and Note Purchase Agreement is paid in full, (v) fifth, to Fortress until Fortress has received (x) reimbursement of any amounts advanced by Fortress pursuant to the Restructuring Agreement plus 20% annual interest on such advances plus (y) $30.5 million less any amounts paid to Fortress for the Note Obligations under the Revenue Sharing and Note Purchase Agreement after December 22, 2016, and (vi) sixth, after all of the foregoing payment obligations are satisfied, 70% to Fortress and 30% to the Company. The Company will continue to be fully responsible for all expenses related to the maintenance, prosecution and enforcement of the Patents, until the completion of the SPE structure as described below, and shall be fully responsible to pay any interest or other charges relating to the debt owed to Nokia and to make principal payments as and when due to the extent Monetization Activities have not generated amounts to make such principal payments.

The Restructuring Agreement contemplates that the parties will work towards obtaining stockholder approval and third party consent to the assignment of the Patents to a newly created special purpose entity, or SPE. The Company has until March 31, 2017 to complete that process. Upon obtaining stockholder approval and third party consent, the Company will assign the Patents to the SPE. The SPE will be managed by Fortress, and the economic arrangements provided for under the Restructuring Agreement will be reflected in the governing documents for the SPE and/or in contractual arrangements between the SPE and the Company.

The Restructuring Agreement defers any amortization payments on the notes held by Fortress until April 1, 2017, and also suspends the Company’s minimum liquidity covenant, each to permit time for the Company to effect the SPE structure described above. Upon the SPE structure becoming effective, the Company’s note obligations to Fortress will be extinguished, the Company will be relieved of any scheduled amortization (instead, payments to Fortress will only be required out of Monetization Revenues), the liquidity covenant will no longer apply, and the Company will be relieved from any further responsibility to maintain the Patents, retroactive to December 22, 2016.

The Restructuring Agreement is subject to certain events of default, including, among other things, liquidation or dissolution, change of control, bankruptcy, the Company’s failure to make payments pursuant to the terms of the Restructuring Agreement, the Company’s failure to secure necessary consents to permit completion of the SPE structure or the Company’s failure to perform or observe certain covenants. Upon the occurrence of an event of default, Fortress may proceed to protect and enforce its rights through seeking the Company’s specific performance of any covenant or condition, as set forth in the Restructuring Agreement, or may declare the remaining unpaid balance owed under the Revenue Sharing and Note Purchase Agreement, as amended, and any other amounts owed pursuant to the Restructuring Agreement to be immediately due and payable.

The terms of the Restructuring Agreement are complex and only briefly summarized above. For further information regarding the Restructuring Agreement and the transactions contemplated thereby, please refer to our Current Report on Form 8-K filed with the SEC on December 29, 2016. The discussion herein is qualified in its entirety by reference to the complete text of the Restructuring Agreement.

Reasons for the Restructuring Proposal

The Restructuring Proposal, once approved and implemented, will eliminate the requirement for the Company to make monthly principal and interest payments on the notes and to pay the notes at maturity or upon acceleration, will eliminate the liquidity covenant, and will replace the note obligations and current revenue share with comprehensive revenue share through the SPE structure.  Fortress, through its control of the SPE, will continue to have sole discretion over the management of the monetization efforts for the Patents and will have full discretion over whether and to what extent to fund such monetization efforts.  The Company will be relieved of the ongoing expense of maintaining the Patents, retroactive to December 22, 2016, which will be the sole responsibility of the SPE (subject to Fortress’s sole discretion over whether to maintain or abandon any such Patents).

The Company is required under the Restructuring Agreement to use its best efforts to secure the necessary stockholder approval and third party consent to reflect the SPE structure described above, and has prepared this proxy statement to seek such stockholder approval.

Potential Disadvantages of the Restructuring Proposal

The Restructuring Agreement requires the Company to assign the Patents to an SPE, and Fortress will have full, direct control over the Patents under this structure. The Company’s sole remaining interest in the Patents will be the contractual right to 30% of monetization revenues, subject to the prior distributions provided under, and other terms and conditions specified in, the Restructuring Agreement. Regardless of the success of the monetization of the Patents, the Company will have no control over, ownership of, or recourse to, the Patents.

Effect of the Restructuring Proposal on Stockholders

The Restructuring Proposal will have no dilutive effects on the Company’s stockholders as the Company will not be issuing any securities in relation to its entry into the Restructuring Agreement. However, as mentioned in the preceding paragraph, the Restructuring Agreement will require the Company to assign the Patents to an SPE. This will result in a significant reduction of assets on the Company’s balance sheet.

Consequence of Failure to Obtain Stockholder Approval of the Restructuring Proposal

In the event the Company’s stockholders do not approve the Restructuring Proposal, the Company will be in default on the Restructuring Agreement and a Non-Recourse Event of Default under the Note Obligation and Revenue Share Agreement will occur. In this situation, all of the note and revenue share amounts payable to Fortress under the Restructuring Agreement will then become due and payable to Fortress and Fortress will have the ability to take control of and dispose of the patent assets to pay the amounts due to them.

Required Vote

The affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the Restructuring Proposal. Abstentions, but not broker non-votes, are considered present for purposes of establishing a quorum. However, both abstentions and broker non-votes will have the effect of a vote against the Restructuring Proposal.

 Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESTRUCTURING PROPOSAL.

PROPOSAL 2

THE Reverse split proposal

Introduction

On December 19, 2016, the Board acted unanimously to adopt the Reverse Split Proposal to amend Article IV of our Certificate of Incorporation to (i) enable a potential Reverse Split of our capital stock at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and, at the same time, (ii) reduce the number of authorized shares of the Company’s capital stock in a corresponding proportion. The Board is now asking you to approve this Reverse Split Proposal.

Effecting the Reverse Split and corresponding proportionate reduction in authorized shares of the Company’s capital stock requires that Article IV of our certificate of incorporation (the “Certificate of Incorporation”) be amended to include a reference to the Reverse Split and decrease in the authorized shares of the Company’s capital stock. If approved, the Reverse Split and corresponding proportionate reduction in authorized shares of the Company’s capital stock will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

The intention of the Board in obtaining approval for the authority to effect a Reverse Split would be to increase the stock price of our Common Stock sufficiently above the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (“Nasdaq”) if necessary in the future. The Board, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of authorized and outstanding shares of our Common Stock, Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock,” and collectively with the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”), as described below. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders (whether such stockholders hold Common Stock or Preferred Stock) since each stockholder would hold the same percentage of our Common Stock or Preferred Stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 11,532.235 shares of Common Stock outstanding as of the Record Date. The table below also sets forth the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock before and after the Reverse Split based on 3,335 shares, 186,367 shares and 1,496,262 shares outstanding, respectively, as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- two Reverse Split	Assuming a one- for- five Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	11,532,235	5,776,118	2,306,447
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series C Preferred Stock Outstanding	3,335	1,668	667
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series D Preferred Stock Outstanding	186,367	93,184	37,274
Aggregate Number of Shares of Common Stock Issuable upon Conversion of Series E Preferred Stock Outstanding	1,496,262	748,131	299,253

The Reverse Split will not have any dilutive effect on our stockholders as the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will remain the same.

The total number of authorized shares of Common Stock will be reduced from 100,000,000 shares to between 50,000,000 shares in the event of a one-for-two reverse split and 20,000,000 shares in the event of a one-for-five reverse split. The number of shares of Preferred Stock authorized will be reduced from a present 10,000,000 shares to between 5,000,000 shares in the event of a one-for-two reverse split and 2,000,000 shares in the event of a one-for-five reverse split.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our Common Stock. Our Common Stock currently trades on Nasdaq under the symbol “INVT.” In order to maintain our listing on Nasdaq we may be required to effect the Reverse Split so that our listed shares maintain a minimum bid price per share of at least $1.00.

On November 21, 2016, the Company received notice from The Nasdaq Stock Market indicating that, because the closing bid price for our Common Stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on Nasdaq under Rule 5550(a)(2) of Nasdaq Marketplace Rules. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until May 22, 2017, to regain compliance with the minimum bid price requirement. For that initial compliance period, to regain compliance, the closing bid price of our Common Stock must have met or exceeded $1.00 per share for a minimum of 10 consecutive business days prior to May 22, 2017. If the Company does not regain compliance by that date, it has the option to request a six-month extension until December 22, 2017. If this extension request is needed, the Board believes that the authority by the Board to effect the Reverse Split will materially increase the likelihood of the Company being granted such an extension if requested.

Our Board concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is not listed on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors will view an investment in our Common Stock more favorably if our Common Stock remains quoted on Nasdaq.

Our Board also believes that the Reverse Split and any resulting increase in the per share price of our Common Stock will enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of five. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock and Preferred Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock and Preferred Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,500 shares of our Common Stock, you would hold 750 shares of our Common Stock following the Reverse Split if the ratio is one-for-two or you would hold 300 shares of our Common Stock if the ratio is one-for-five.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock and Preferred Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock and Preferred Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock and Preferred Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one- for- two Reverse Split	Assuming a one- for- five Reverse Split
Series C Preferred	5	3	1
Series D Preferred	369	185	74
Series E Preferred	3,000	1,500	600
Warrants	10,615,849	5,307,925	2,123,170
Options	514,772	257,386	102,955

Effect on Registration

Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock or Preferred Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock or Preferred Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 159 holders of record of our Common Stock (although we have significantly more beneficial holders) and 11 holders of record of our Preferred Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the Certificate of Amendment will concurrently therewith reduce the authorized number of shares of our Common Stock from 100,000,000 to between 50,000,000 and 20,000,000 and the authorized number of shares of our Preferred Stock from 10,000,000 to between 5,000,000 and 2,000,000. Thus, following the Reverse Split, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will remain constant as the authorized shares available for issuance will be reduced in equal proportion to the reduction in shares outstanding.

In accordance with our Certificate of Incorporation and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The authorized Common Stock and Preferred Stock will not be diluted as a result of the Reverse Split. The Common Stock and Preferred Stock that is authorized but unissued provide the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or Preferred Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock and Preferred Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock and Preferred Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock and Preferred Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock and Preferred Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock or Preferred Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock or Preferred Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock or Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock or Preferred Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock or Preferred Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock or Preferred Stock surrendered and the holding period for the Common Stock or Preferred Stock received should include the holding period for the Common Stock or Preferred Stock surrendered.

Text of Proposed Certificate of Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Annex A to this proxy statement. If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

The affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the Reverse Split Proposal. Abstentions, but not broker non-votes, are considered present for purposes of establishing a quorum. However, both abstentions and broker non-votes will have the effect of a vote against the Reverse Split Proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Reverse Split PROPOSAL.

PROPOSAL 3

THE NASDAQ proposal

Introduction

On July 21, 2016, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”). Pursuant to the Purchase Agreement, the Company sold to the Investors in a private placement 3,000 shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”), each having a stated value of $1,000, for aggregate gross proceeds of $3.0 million (the “Financing”). Pursuant to the Certificate of Designation for the Series E Preferred Stock (the “Certificate of Designation”), the Series E Preferred Stock is immediately convertible into 1,496,262 shares of Common Stock, subject to certain beneficial ownership limitations, at an initial conversion price equal to $2.005 per share, subject to adjustment. After January 25, 2017, the conversion price will be equal to the lesser of (a) the conversion price then in effect or (b) 65% of the volume weighted average price of Common Stock for ten consecutive days prior to the applicable conversion date. The Certificate of Designation contains provisions providing for an adjustment in the conversion price upon the occurrence of certain events, including stock splits, stock dividends, dilutive equity issuances and fundamental transactions. However, in no event may the conversion price be lower than $0.25 per share. The Company may redeem some or all of the Series E Preferred Stock for cash as follows: (i) on or prior to September 25, 2016, in an amount equal to 126% of the aggregate stated value then outstanding, (ii) after September 25, 2016 and on or prior to January 25, 2017, in an amount equal to 144% of the aggregate stated value then outstanding and (iii) after January 25, 2017, in an amount equal to 150% (and later amended to 165%) of the aggregate stated value then outstanding.

Each Investor also received a common stock purchase warrant (the “Warrants”) to purchase up to a number of shares of Common Stock equal to 85% of such Investor’s subscription amount divided by $2.005. The Warrants are exercisable for a term of five years commencing six months after the closing of the transaction at a cash exercise price of $2.005 per share. In the event that the shares underlying the Warrants are not subject to a registration statement at the time of exercise, the Warrants may be exercised on a cashless basis after six months from the issuance date. The Warrants also contain provisions providing for an adjustment in the exercise price upon the occurrence of certain events, including stock splits, stock dividends, dilutive equity issuances (so long as the Series E Preferred Stock is outstanding) and fundamental transactions. Notwithstanding the forgoing, until the Company obtains Stockholder Approval (as defined below), the conversion of the Series E Preferred Stock is limited to 19.99% of the outstanding Common Stock immediately prior to the date of the Financing.

The Purchase Agreement requires the Company to hold a special meeting of stockholders to seek the approval of the holders of its Common Stock for the issuance of the number of shares of Common Stock issuable upon the conversion of the Series E Preferred Stock in excess of 19.99% of the outstanding Common Stock immediately prior to the date of the Financing (the “Stockholder Approval”). Until the Company obtains the Stockholder Approval, the conversion of the Series E Preferred Stock is limited to 19.99% of the outstanding Common Stock (or 970,000 shares of Common Stock) immediately prior to the date of the Financing. Additionally, until the Series E Preferred Stock is no longer outstanding, the Investors may participate in future offerings for up to 50% of the amount of such offerings.

The terms of the Purchase Agreement, the Certificate of Designation and the Warrants are complex and are only briefly summarized above. For further information regarding these agreements and the Financing, please refer to our Current Report on Form 8-K filed with the SEC on July 22, 2016. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Why the Company Needs Stockholder Approval

We are seeking the Stockholder Approval in order to comply with Nasdaq Listing Rules 5635(d). Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance. Since the conversion price of the Series E Preferred Stock under the Certificate of Designation was lower than the market price of our Common Stock on the date of issuance of the Series E Preferred Stock, the Company requires the Stockholder Approval to issue, pursuant to the Financing, 20% or more of our outstanding Common Stock as calculated immediately prior to the date of the Financing.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, based on an initial conversion price per share of the Series E Preferred Stock of $2.005, up to a maximum of 1,496,262 shares of Common Stock would be issuable upon conversion of the Series E Preferred Stock, representing up to 13.0% of the shares of our Common Stock outstanding on the date hereof (and representing 11.5% of the shares of our Common Stock outstanding assuming the shares of Series E Preferred Stock are converted into an aggregate of 1,496,262 shares of Common Stock on the date hereof). Furthermore, after January 25, 2017, the conversion price will become equal to the lesser of (a) the conversion price then in effect or (b) 65% of the volume weighted average price of the Company’s common stock for ten consecutive days prior to the applicable conversion date (but no lower than $0.25). If the Nasdaq Proposal is adopted and subsequently the conversion price is significantly below $2.005 per share (the closing price of our common stock on January 12, 2017 was $0.61), substantially more than 1,496,262 shares of common stock would be issuable upon conversion of the Series E Preferred Stock. The issuance of such shares could result in significant dilution to our stockholders, and could substantially reduce our stockholders’ percentage interest in the voting power of the Company. In addition, the sale or any resale of the Common Stock issued upon conversion of the Series E Preferred Stock could cause the market price of our Common Stock to decline further.

Notwithstanding the foregoing, the Company currently intends to redeem the Series E Preferred Stock with proceeds from future patent monetization revenue or the sale of equity or debt securities. Pursuant to the terms of the Series E Preferred Stock, the Company, at its option, may redeem some or all of the Series E Preferred Stock for cash as follows: (i) on or prior to September 25, 2016, in an amount equal to 126% of the aggregate stated value of the Series E Preferred Stock then outstanding (which is equal to $3,780,000), (ii) after September 25, 2016 and on or prior to January 25, 2017, in an amount equal to 144% of the aggregate stated value then outstanding (which is equal to $4,320,000) and (iii) after January 25, 2017, in an amount equal to 165% of the aggregate stated value then outstanding (which is equal to $4,950,000).

Consequence of a Failure to Provide Stockholder Approval

If our stockholders do not approve the Nasdaq Proposal, we will have the right to issue shares up to 19.9% of the Company’s issued and outstanding Common Stock as calculated immediately prior to the Financing upon conversion of the Series E Preferred Stock, pursuant to the Financing, without stockholder approval. In the event that Stockholder Approval is not obtained and deemed effective on or before January 26, 2017, from that date until Stockholder Approval is obtained, the Company cannot (i) enter into any transaction or series of transactions that constitutes a dilutive issuance as defined in the Certificate of Designation if such issuance would cause the exercise price of the Warrants to be reduced or (ii) be a party to any solicitations, negotiations or discussions with regard to the foregoing.

Required Vote

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL 4

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Restructuring Proposal, the Reverse Split Proposal or the Nasdaq Proposal. The Adjournment Proposal does not require the approval of any other proposal to be effective.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Restructuring Proposal, the Reverse Split Proposal or the Nasdaq Proposal. It is important for you to note that in the event the Restructuring Proposal does not receive the requisite vote for approval, then we will default on the Restructuring Agreement and a Non-Recourse Event of Default under the Note Obligation and Revenue Share Agreement will occur.

Required Vote

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

 Recommendation of the Board

The Board unanimously recommends that the stockholders vote “for” the adjournment proposal.

OTHER INFORMATION

Principal Stockholders

The following table sets forth the total number of shares beneficially owned, as of January 11, 2017, by:

•	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our common stock based solely on such person’s filings with the Securities and Exchange Commission;
•	each of our officers and directors as of such date; and
•	each of our officers and directors as of such date, as a group.

As used in the table below, the term beneficial ownership with respect to the common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of the common stock) or sole or shared investment power (which include the power to dispose, or direct the disposition of, the shares of common stock). Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the security holder possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

As of January 11, 2017, there were 11,532,235 shares of common stock, 5 shares of Series C preferred stock, 369 shares of Series D preferred stock and 3,000 shares of Series E preferred stock outstanding.

Entity/Person	Common Stock	% of Class	Series C Preferred Stock	% of Class	Series D Preferred Stock	% of Class	Series E Preferred Stock	% of Class
Alpha Capital Anstalt(1)	575,459	4.99%	1	20.00%	-	-	840	28.00%
Anson Investments Master Fund LP(2)	575,4591	4.99%	1	20.00%	-	-	840	24.00%
Brio Capital Master Fund Ltd.(3)	575,459	4.99%	1	20.00%	-	-	480	16.00%
DiamondRock G3, LLC(4)	575,459	4.99%	1	20.00%	-	-	480	16.00%
Intracoastal Capital, LLC(5)	575,459	4.99%	1	20.00%	-	-	360	12.00%
Alfred Charles Murabito(6)	634,940	5.51%	—	-	225	60.98%	-	-
Robert A. Gordon(7)(8)	42,804	*	-	-	20	5.42%	-	-
W. Frank King(7)(9)	51,456	*	-	-	19	5.15%	-	-
Joseph W. Beyers(7)(10)	805,970	6.99%	-	-	25	6.78%	-	-
Francis P. Barton(7)(11)	115,044	1.00%	-	-	50	13.55%	-	-
Marshall Phelps, Jr.(7)(12)	71,086	*	-	-	30	8.13%	-	-
John Niedermaier(7)(13)	40,000	*	-	-			-	-
All directors and executive officers as a group (6 persons)	1,126,362	9.77%	—	—	144	39.02%	—	—

* Denotes holders of less than one percent.

(1)	Assumes the exercise and/or conversion of the (i) Series C Preferred Stock, which are convertible into a minimum of 667 shares of common stock, (ii) Series E Preferred Stock, which are convertible into a minimum of 418,953 shares of common stock, and (iii) warrants to purchase 952,778 shares of common stock. The ownership of common stock includes the shares to be acquired upon conversion and/or exercise of the preferred stock and warrants held by the stockholder, subject to a 4.99% beneficial ownership limitation. Mr. Konrad Ackermann is the Director of the investor. The address of Mr. Ackermann and the investor is Pradafant 7, Vaduz LI-9490 Liechtenstein.

(2)	Assumes the exercise and/or conversion of the (i) Series C Preferred Stock, which are convertible into a minimum of 667 shares of common stock, (ii) Series E Preferred Stock, which are convertible into a minimum of 418,953 shares of common stock, and (iii) warrants to purchase 952,778 shares of common stock. The ownership of common stock includes the shares to be acquired upon conversion and/or exercise of the preferred stock and warrants held by the stockholder, subject to a 4.99% beneficial ownership limitation. Mr. Amin Nathoo is the Director of the investor. The address of Mr. Nathoo and the investor is 5950 Berkshire Lane, Suite 210, Dallas, TX 75225.

(3)	Assumes the exercise and/or conversion of the (i) Series C Preferred Stock, which are convertible into a minimum of 667 shares of common stock, (ii) Series E Preferred Stock, which are convertible into a minimum of 239,402 shares of common stock, and (iii) warrants to purchase 578,159 shares of common stock. The ownership of common stock includes the shares to be acquired upon conversion and/or exercise of the preferred stock and warrants held by the stockholder, subject to a 4.99% beneficial ownership limitation. Mr. Shaye Hirsch is the Director of the investor. The address of Mr. Hirsch and the investor is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570.

(4)	Assumes the exercise and/or conversion of the (i) Series C Preferred Stock, which are convertible into a minimum of 667 shares of common stock, (ii) Series E Preferred Stock, which are convertible into a minimum of 239,402 shares of common stock, and (iii) warrants to purchase 430,159 shares of common stock. The ownership of common stock includes the shares to be acquired upon conversion and/or exercise of the preferred stock and warrants held by the stockholder, subject to a 4.99% beneficial ownership limitation. Mr. Neil Rock is the Director of the investor. The address of Mr. Rock and the investor is 2071 Via Ladeta, La Jolla, CA 92037.

(5)	Assumes the exercise and/or conversion of the (i) Series C Preferred Stock, which are convertible into a minimum of 667 shares of common stock, (ii) Series E Preferred Stock, which are convertible into a minimum of 179,552 shares of common stock, and (iii) warrants to purchase 422,620 shares of common stock. The ownership of common stock includes the shares to be acquired upon conversion and/or exercise of the preferred stock and warrants held by the stockholder, subject to a 4.99% beneficial ownership limitation. Mr. Keith Goodman is the Director of the investor. The address of Mr. Goodman and the investor is 245 Palm Trail, Delray Beach, FL 3348

(6)	Assumes the conversion of 225 shares of Series D Preferred Stock, which are convertible into 113,637 shares of common stock.

(7)	The principal address of these stockholders is: c/o Inventergy Global, Inc., 900 E. Hamilton Avenue #180 Campbell CA 95008.

(8)	Consists of 1,272 shares of common stock issued for services and held directly and 31,430 shares of common stock issuable pursuant to options, and assumes the conversion of 20 shares of Series D Preferred Stock, which are convertible into 10,102 shares of common stock.

(9)	Consists of 100 shares of common stock held directly and 41,760 shares of common stock issuable pursuant to options, and assumes the conversion of 19 shares of Series D Preferred Stock, which are convertible into 9,596 shares of common stock.

(10)	Of such shares (a) an aggregate of 600,231 shares of common stock are owned directly by Mr. Beyers (141,214 of which are subject to repurchase by Inventergy at par value prior to vesting in accordance with specified milestones and are subject to Inventergy’s right of first refusal pursuant to the terms of an Amended and Restated Stock Restriction Agreement dated May 9, 2013 (the “Stock Restriction Agreement”)); (b) 70,695 shares of common stock are owned by Mr. Beyers indirectly through the Monte Securities Trust, a revocable trust; and (c) an aggregate of 42,417 shares of common stock are owned indirectly through Montalvo Investments, LLC, an entity controlled by Mr. Beyers but as to which he disclaims beneficial ownership as to 32,110 shares of common stock (2,534 of which shares of common stock are subject to repurchase by Inventergy at par value and subject to Inventergy’s right of first refusal pursuant to a stock restriction agreement). Mr. Beyers total also includes 80,000 shares of common stock issuable pursuant to options and assumes the conversion of 25 shares of Series D Preferred Stock, which are convertible into 12,627 shares of common stock.

(11)	Includes 72,193 shares of common stock issuable pursuant to options, and assumes the conversion of 50 shares of Series D Preferred Stock, which are convertible into 25,253 shares of common stock.

(12)	Consists of 21,209 shares of restricted common stock originally issued by us pursuant to non-plan stock grants dated February 5, 2013, subject to forfeiture to us upon the termination of the grantee’s service before the shares have vested. With respect to 50% of such shares, 40% thereof vested immediately upon grant and the remaining shares vest annually over a two-year period. With respect to the remaining 50% of the shares, the forfeiture condition lapses and the shares vest upon achieving specified milestones, including repayment of certain senior secured notes, certain licensing stages are completed and acquisitions of additional patent portfolios. 5.975% of these shares (1,268 shares) currently remain subject to forfeiture. All such shares subject to forfeiture are held in escrow by us and subject to a right of first refusal in the event of a proposed sale or transfer. Also includes 2,225 shares of common stock issued for services, 32,500 shares of common stock issuable pursuant to options, and assumes the conversion of 30 shares of Series D Preferred Stock, which are convertible into 15,152 shares of common stock.

(13)	Consists of 40,000 shares of common stock issuable pursuant to options.

Audit Committee Review

Our Audit Committee Charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to the Company than the Company could obtain from unaffiliated third parties.

Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2017 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act. Such proposals must be received by the Company at its offices at 900 E. Hamilton Avenue #180, Campbell, CA 95008 no later than January 19, 2017.

Stockholders may present proposals intended for inclusion in our proxy statement for our 2017 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth herein, and otherwise in compliance with, applicable SEC regulations, and the Company’s Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2017 proxy statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Joseph W. Beyers. Mr. Beyers will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

We are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact John Niedermaier, Secretary of the Company, at 900 E. Hamilton Avenue #180, Campbell, CA 95008.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF INVENTERGY GLOBAL, INC.

The undersigned, for the purposes of amending the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of Inventergy Global, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on December 19, 2016, a resolution proposing and declaring advisable the following amendment be included to replace the first and second paragraphs of Article IV of the Certificate of Incorporation of said Corporation:

“The total number of shares of stock which the Corporation shall have authority to issue is [ ] shares of common stock, par value $0.001 per share (the “Common Stock”) and [ ] shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”) each share of the Common Stock and Preferred Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [    ] shares of issued Common Stock and each [ ] shares of issued Preferred Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock and one share of Preferred Stock, respectively. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock or Preferred Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock or Preferred Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of               , 2017.

INVENTERGY GLOBAL, INC.

By:
Name:
Title:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS JOSEPH W. BEYERS AND JOHN NIEDERMAIER, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INVENTERGY GLOBAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON JANUARY 11, 2017, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON March 8, 2017, OR ANY ADJOURNMENT THEREOF.

1.	To approve the assignment of the Company’s current patent portfolio, as contemplated under the Restructuring Agreement, dated as of December 22, 2016, by and between the Company and the Subsidiaries of the Company, and DBD Credit Funding LLC and CF DB EZ LLC, to a newly created special purpose entity as described in the Restructuring Agreement.

☐ FOR               ☐ AGAINST             ☐ ABSTAIN

2.	To approve an amendment to Article IV of the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s authorized and outstanding capital stock, at a ratio of between one-for-two and one-for five, with such ratio to be determined at the sole discretion of the Board with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

☐ FOR               ☐ AGAINST             ☐ ABSTAIN

3.	To approve, for purposes of complying with applicable Nasdaq Listing Rules, the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s financing in July 2016.

☐ FOR               ☐ AGAINST             ☐ ABSTAIN

4.	To adjourn the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described herein.

☐ FOR               ☐ AGAINST             ☐ ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR  each of the proposals described on this card.

Please mark, sign, date and return this proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INVENTERGY GLOBAL, INC.

Signature of Stockholder(s)

Date

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.